Exhibit 23.4

SRK Consulting (U.S.), Inc. Suite 600 1125 Seventeenth Street Denver, CO 80202 T: 303.985.1333 F: 303.985.9947 denver@srk.com www.srk.com

CONSENT OF QUALIFIED PERSON

The undersigned, Jeff Osborn, hereby states as follows:

I, Jeff Osborn, assisted with the preparation of the “Amended NI 43-101 Technical Report, Updated Preliminary Economic Assessment, Elk Creek Niobium Project” dated effective August 4, 2015 with an original report date of September 4, 2015 and an amended report date of October 16, 2015 (the “Technical Report”) portions of which are extracted or summarized (the “Summary Material”) in this Registration Statement on Form S-1.

I hereby consent to the reference to the Technical Report, the Summary Material and the reference to my name and the name of SRK Consulting (U.S.), Inc. in the Form S-1 concerning the Technical Report.

Date: September 1, 2016	By:	/s/ Jeff Osborn

Name: Jeff Osborn, BEng Mining, MMSAQP Title: Principal Consultant, SRK Consulting (U.S.), Inc.

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